Exhibit 99.1

PRESS RELEASE

LIXTE BIOTECHNOLOGY HOLDINGS, INC. ENGAGES BIOPHARMAWORKS LLC TO ENHANCE DEVELOPMENT OF ITS PIPELINE OF NOVEL COMPOUNDS

East Setauket, N.Y., September 17, 2015 - Lixte Biotechnology Holdings, Inc. (OTCQB: LIXT) (“Lixte” or the “Company”) has engaged the services of BioPharmaWorks LLC (“BioPharmaWorks”) to enhance the value of its clinical candidate portfolio. The scientific team at BioPharmaWorks (www.biopharmaworks.com) provides expertise in multiple aspects of drug discovery, development and intellectual property.

Dr. John Kovach, founder and president of Lixte, commented, “BioPharmaWorks brings exceptional expertise in virtually all aspects of drug development, ranging from drug design, synthesis, pharmacokinetics and metabolism to intellectual property law, biostatistics and predictive toxicology. The BioPharmaWorks scientific team will be working closely with Lixte management to bring their expertise to Lixte, just as Lixte’s lead compound, LB-100, is nearing completion of its initial studies in patients.”

Added Dr. Kovach, “Lixte has emphasized the potential importance of its protein phosphatase inhibitors to the treatment of a variety of cancer types. These compounds also have potential applications to important non-neoplastic diseases, as do Lixte’s proprietary histone deacetylase inhibitors (HDACi). Some of these applications relate to chronic neurological disorders, an area in which BioPharmaWorks has special expertise. Lixte’s immediate task is to determine the most efficient approach to capitalizing on the clinical results of its nearly completed Phase I clinical trial of LB-100 as it moves into Phase II cancer studies and to complete pre-clinical development of other members of the Company’s pipeline, including the HDACi. Adding expertise in both the strategic development of compounds and their protection is an area of critical importance to Lixte, which now has 23 allowed patents and a larger number pending in various stages.”

About Lixte Biotechnology Holdings, Inc.

Lixte is a drug discovery company that uses biomarker technology to identify enzyme targets associated with serious common diseases and then design novel compounds to attack those targets. Lixte’s product pipeline encompasses two major categories of compounds at various stages of pre-clinical and clinical development which the Company believes have broad therapeutic potential not only for cancer but for other debilitating and life-threatening diseases. Lixte’s unique phosphatase inhibitor, LB-100, is in a Phase I clinical trial at two NCI designated Comprehensive Cancer Centers and three US Oncology Research sites (see ClinicalTrials.gov: Identifier NCTO1837667).

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at www.edgar.com.

Additional information on the Company is available at www.lixte.com.

Corporate Contact:

Eric J. Forman, Esq.

646-894-3135

eforman@lixte.com

Exhibit 99.1 - Page 1